UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

September 19, 2008
Date of Report (Date of earliest event reported)

GENTIVA HEALTH SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-15669	36-4335801
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

3 Huntington Quadrangle, Suite 200S, Melville, New York 11747-4627
(Address of principal executive offices)

(631) 501-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In order to facilitate continued negotiations on amendments to the Employment Agreement dated as of March 22, 2004 between the Registrant and Ronald A. Malone, its Chief Executive Officer, (the “Executive”) and the Change in Control Agreement dated March 22, 2004 between the Registrant and the Executive, each of such agreements was amended on September 19, 2008 to provide that the term of the agreements will automatically extend for one year unless either party provides notice to the other of its intention not to extend not less than four months prior to the end of the term.  Prior to the amendment, a notice of non-extension was required to be provided by either party not less than six months prior to the end of the term.  The amendment agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.  The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Amendment Agreement, dated as of September 19, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  September 22, 2008

GENTIVA HEALTH SERVICES, INC.

By: /s/ John R. Potapchuk Name: John R. Potapchuk Title: Executive Vice President, Chief Financial Officer and Treasurer